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                        CNL HEALTH CARE PROPERTIES, INC.

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                     Supplement No. 1, dated May 12, 1999
                      to Prospectus, dated September 18, 1998
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         This Supplement is part of, and should be read in conjunction with, the
Prospectus dated September 18, 1998. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         As of March 26, 1999, the Company had not acquired any properties nor entered into any initial commitments to acquire any properties. Information regarding proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after March 26, 1999, will be reported in a subsequent Supplement.


                                  RISK FACTORS

TAX RISKS

         Our leases may be recharacterized as financings which would eliminate depreciation deductions on health care properties. Our tax counsel, Shaw Pittman Potts & Trowbridge, is of the opinion, based upon certain assumptions, that the leases of health care and seniors' housing facilities where we would own the underlying land would constitute leases for federal income tax purposes. However, with respect to the health care and seniors' housing facilities where we would not own the underlying land, Shaw Pittman is unable to render this opinion. If the lease of a health care and seniors' housing facility does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the health care facility (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 95% of such income, would be increased. Any increase in our distribution requirements may limit our ability to invest in additional health care and seniors' housing facilities and to make additional mortgage loans.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees to be paid to the Advisor and its Affiliates which have been incurred since the date of inception of the Company, see "Certain Relationships and Related Transactions."


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations " and the Financial Statements included in Appendix B.


                                             Quarter Ended                        Year Ended
                                 March 31, 1999 (1)    March 31, 1998 (1)         December 31,
                                    (Unaudited)            (Unaudited)        1998 (1)    1997 (1) (2)
                                 -----------------     -----------------  --------------  ------------

    Revenues                      $         -          $          -       $          -       $     -
    Net earnings                            -                     -                  -
    Cash distributions declared             -                     -                  -             -

                                 March 31, 1999        March 31, 1998      December 31,     December 31,
                                  (Unaudited)           (Unaudited)            1998             1997
                                  -----------           -----------        ------------     ------------

    Total assets                     $1,115,219            $282,378             $976,579        $280,330
    Total stockholder's equity          200,000             200,000              200,000         200,000


(1) As of the date of this Prospectus, no significant operations had commenced and the Company was in its development stage. No operations will commence until such time as the Company has sold at least 250,000 Shares ($2,500,000).

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The Company is a Maryland corporation that was organized on December 22, 1997, to acquire Properties related to health care and seniors' housing facilities located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long-term, "triple-net" basis. The Company may also provide Mortgage Loans to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer Secured Equipment Leases to operators of Health Care Facilities. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of the Company's total assets.

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's Assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in the base rent based on increases in consumer price indices, over the term of the lease, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of the orderly Sale of the Company's Assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

         In connection with this offering, the Company registered for sale an aggregate of $155,000,000 of Shares (15,500,000 Shares at $10 per Share), with 500,000 of such Shares available only to stockholders who elect to participate in the Company's Reinvestment Plan. The offering of Shares commenced on September 18, 1998 and will terminate no later than September 18, 1999, unless the Company elects to extend the offering to a date no later than September 18, 2000, in states that permit such extension.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, availability of proceeds from the Company's offering, the ability of the Company to obtain a Line of Credit or Permanent Financing on satisfactory terms, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases.

LIQUIDITY AND CAPITAL RESOURCES

         A capital contribution of $200,000 from the Advisor is the Company's sole source of capital until the Company sells the minimum number of 250,000 Shares ($2,500,000). As of April 23, 1999, subscription funds totalling $905,990 had been deposited with the escrow agent for the offering. Until subscription proceeds for the Company total at least $2,500,000 (250,000 Shares), the proceeds will be held in escrow. In the event subscriptions for at least 250,000 Shares are not obtained by September 18, 1999, the subscriptions will be returned promptly with interest to investors.

         The Company will use Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering to purchase Properties and to invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company plans to obtain a revolving Line of Credit initially in an amount up to $45,000,000, and may, in addition, also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Line of Credit initially may be in the amount of $45,000,000 and the aggregate amount of any Permanent Financing shall not exceed 30% of the Company's total Assets, the maximum amount the Company may borrow is 300% of the Company's Net Assets. The Company has engaged in preliminary discussions with potential lenders but has not yet received a commitment for the Line of Credit or any Permanent Financing and there is no assurance that the Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms.

         Upon the receipt of subscriptions of at least 250,000 Shares and the initial release of funds from escrow, Company funds will be invested in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal, pending investment in suitable Properties and Mortgage Loans. Management anticipates that after the Company has invested in Assets, lease and mortgage payments paid to the Company by the tenants and borrowers will be sufficient to pay operating expenses, provide cash Distributions to the stockholders and service debt.

         At March 31, 1999 and December 31, 1998 and 1997, the Company's total assets were $1,115,219, $976,579 and $280,330, respectively. The increase in total assets reflects deferred offering costs incurred during the quarter ended March 31, 1999 and the year ended December 31, 1998, respectively.

         During the year ended December 31, 1998 and the period December 22, 1997 (date of inception) through December 31, 1997, Affiliates of the Company incurred $562,739 and $43,397, respectively, for certain Organizational and Offering Expenses. As of December 31, 1998 and 1997, the Company owed the Affiliates $685,372 and $58,600, respectively, for such amounts, unpaid fees and administrative expenses. In addition, during the quarters ended March 31, 1999 and 1998, Affiliates of the Company incurred $128,789 and $146,489, respectively, for certain organizational and offering expenses. As of March 31, 1999, the Company owed Affiliates $911,689 for such amounts, unpaid fees and administrative expenses. In the event the minimum offering proceeds are not received by the Company, the Company will have no obligation to repay such amounts. Further, the Advisor has agreed to pay all Organizational and Offering Expenses (excluding selling commissions and the marketing support and due diligence expense reimbursement fee) in excess of three percent of Gross Proceeds.

         Due to anticipated low Operating Expenses, rental income expected to be obtained from Properties after they are acquired, the fact that the Line of Credit and Permanent Financing have not been obtained and that the Company has not entered into Mortgage Loans or Secured Equipment Leases, management does not believe that working capital reserves will be necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         As of the date of this Prospectus, the Company had not entered into any arrangements creating a reasonable probability that a Property would be acquired by the Company or that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and the number of Mortgage Loans to be invested in by the Company will depend upon the amount of Net Offering Proceeds available and the amount of funds borrowed to acquire Properties and make Mortgage Loans. The number of Secured Equipment Leases to be offered is currently undetermined, but the Company will fund the Secured Equipment Leases with the proceeds from the Line of Credit or Permanent Financing, and the Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of the Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets and that the value of the Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of the Company's total assets. Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         As of the date of this Prospectus, no significant operations had commenced because the Company was in its development stage. No operations will commence until such time as the Company has sold at least 250,000 Shares ($2,500,000). Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those Properties referred to in this Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Company as set forth in this Prospectus.

         Year 2000 Compliance. The Year 2000 problem concerns the inability of information and non-information technology systems to properly recognize and process date-sensitive information beyond January 1, 2000. The Company does not have any information or non-information technology systems. The Advisor and affiliates of the Advisor provide all services requiring the use of information and non-information technology systems pursuant to an advisory agreement with the Company. The information technology system of the Affiliates of the Advisor consists of a network of personal computers and servers built using hardware and software from mainstream suppliers. The non-information technology systems of the Affiliates of the Advisor are primarily facility related and include building security systems, elevators, fire suppressions, HVAC, electrical systems and other utilities. The Affiliates of the Advisor have no internally generated programmed software coding to correct, as substantially all of the software utilized by the Advisor and Affiliates is purchased or licensed from external providers.

         In early 1998, the Advisor and Affiliates formed a Year 2000 committee (the "Y2K Team") for the purpose of identifying, understanding and addressing the various issues associated with Year 2000 compliance. The Y2K Team consists of members from the Advisor and its Affiliates, including representatives from senior management, information systems, telecommunications, legal, office management, accounting and property management. The Y2K Team's initial step in assessing the Company's Year 2000 ("Y2K") readiness consists of identifying any systems that are date sensitive and, accordingly, could have potential Y2K problems. The Y2K Team is in the process of conducting inspections, interviews and tests to identify which of the Company's systems could have a potential Y2K problem.

         The information system of the Advisor and its Affiliates is comprised of hardware and software applications from mainstream suppliers; accordingly, the Y2K Team is in the process of contacting the respective vendors and manufacturers to verify the Y2K compliance of their products. In addition, the Y2K Team has also requested and is evaluating documentation from other companies with which the Company has a material third party relationship, including the Company's major vendors, financial institutions and transfer agent. The Company depends on its financial institutions for availability of cash and financing and its transfer agent to maintain and track investor information. The Y2K Team has also requested and is evaluating documentation from the non-information technology systems providers of the Advisor and Affiliates. Although the Advisor continues to receive positive responses from its third party relationships regarding their Y2K compliance, the Advisor cannot be assured that the financial institutions, transfer agent, other vendors and non-information technology system providers have adequately considered the impact of the Year 2000. The Advisor is not able to measure the effect on the operations of the Advisor and its Affiliates of any third party's failure to adequately address the impact of the Year 2000.

         The Advisor and its Affiliates have identified and have implemented upgrades for certain hardware equipment. In addition, the Advisor and its Affiliates have identified certain software applications which will require upgrades to become Year 2000 compliant. The Advisor expects all of these upgrades as well as any other necessary remedial measures on the information technology systems used in the business activities and operations of the Company to be completed by September 30, 1999, although, the Advisor cannot be assured that the upgrade solutions provided by the vendors have addressed all possible Year 2000 issues. The Advisor does not expect the aggregate cost of the Year 2000 remedial measures to be material to the results of operations of the Company.

         The Advisor and Affiliates have received certification from the Company's transfer agent of its Y2K compliance. Due to the material relationship of the Company with its transfer agent, the Y2K Team is evaluating the Year 2000 compliance of the systems of the transfer agent and expects to have the evaluation completed by September 30, 1999. Despite the positive response from the transfer agent and the evaluation of the transfer agent's system by the Y2K Team, the Advisor cannot be assured that the transfer agent has addressed all possible Year 2000 issues. In the event that the systems of the transfer agent are not Y2K compliant, the worst case scenario of the Advisor would be that the Advisor would have to allocate resources to internally perform the functions of the transfer agent. The Advisor does not anticipate that the additional cost of these resources would have a material impact on the Company.

         Based upon the progress the Advisor and Affiliates have made in addressing the Year 2000 issues and their plan and timeline to complete the compliance program, the Advisor does not foresee significant risks associated with its Year 2000 compliance at this time. The Advisor plans to address its significant Y2K issues prior to being affected by them; therefore, it has not developed a comprehensive contingency plan. However, if the Advisor identifies significant risks related to its Year 2000 compliance or if its progress deviates from the anticipated timeline, the Advisor will develop contingency plans as deemed necessary at that time.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

      Name               Age       Position with the Company
      ----               ---       -------------------------
James M. Seneff, Jr.       52      Director, Chairman of the Board, and Chief
                                   Executive Officer
Robert A. Bourne           52      Director and President
David W. Dunbar            46      Independent Director
Timothy S. Smick           47      Independent Director
Edward A. Moses            57      Independent Director
Phillip M. Anderson, Jr.   39      Chief Operating Officer and Executive Vice
                                   President
Daniel L. Simmons          46      Executive Vice President
Jeanne A. Wall             40      Executive Vice President
Lynn E. Rose               50      Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff currently holds the position of director, Chairman of the Board and Chief Executive Officer of CNL Health Care Advisors, Inc., the Advisor , and CNL Health Care Development, Inc. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL American
Properties Fund, Inc. and CNL Hospitality Properties, Inc., public, unlisted real estate investment trusts, and CNL Fund Advisors, Inc. and CNL Hospitality Advisors, Inc., their advisors, respectively. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Health Care Advisors, Inc., CNL Fund Advisors, Inc. and CNL Hospitality Advisors, Inc. Mr. Seneff has been a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of a director, Chairman of the Board, Chief Executive Officer and President of CNL Management Company, a registered investment advisor, since its formation in 1976. In addition, Mr. Seneff serves as a director, Chairman of the Board and Chief Executive Officer of CNL Investment Company. Mr. Seneff has served as Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc. since 1992, and served as Chairman of the Board and Chief Executive Officer of CNL Realty Advisors, Inc. from its inception in 1991 through 1997 at which time such company merged with Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. Mr. Seneff has also held the position of a director, Chairman of the Board and Chief Executive Officer of CNL
Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff also serves as a director of First Union National Bank of Florida, N.A. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $60 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr.
Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of director and President of the Advisor and serves as a director, President and Treasurer of CNL Health Care Development, Inc. Mr. Bourne has also served as Vice Chairman of the Board and Treasurer of CNL American Properties Fund, Inc. since February 1999 and serves as a director, Vice Chairman of the Board and President of CNL Hospitality Properties, Inc. , public, unlisted real estate investment trusts. Mr. Bourne has served as a director of CNL American Properties Fund, Inc. since May 1994, and previously served as President from May 1994 through February 1999. In addition, Mr. Bourne serves as a director, Vice Chairman of the Board , and Treasurer of CNL Fund Advisors, Inc. and a director, Vice Chairman of the Board and President of CNL Hospitality Advisors, Inc., the advisors to the two REITs above, respectively. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception in 1994 through October 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., a director, President, Treasurer and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), a director, President and Treasurer of CNL Investment Company, and a director, Treasurer and Chief Investment Officer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. In addition, Mr. Bourne served as President from July 1992 to February 1996, served as Secretary and Treasurer from February 1996 through December 1997, and has served as a director since July 1992 and Vice Chairman of the Board since February 1996, of Commercial Net Lease Realty, Inc. , a public real estate investment trust that is listed on the New York Stock Exchange. Mr. Bourne also served as President from 1991 to February 1996, as a director from 1991 through December 1997, and as Vice Chairman of the Board and Treasurer from February 1996 through December 1997, of CNL Realty Advisors, Inc. at which time such company merged with Commercial Net Lease Realty, Inc. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

         David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the boards of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital, Morton Plant Mease Hospital Foundation and North Bay Hospital, a 122-bed facility. In addition, Mr. Dunbar serves as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. In addition, in 1990, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar received a degree in finance from Florida State University. He is also a graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and the School of Banking of the South at Louisiana State University.

         Edward A. Moses. Independent Director. Dr. Moses has served as dean of the Roy E. Crummer Graduate School of Business at Rollins College since 1994, and as a professor and NationsBank professor of finance since 1989. As dean, Dr. Moses is presently establishing a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the Board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. (1967) and Ph.D. in finance from the University of Georgia in 1971.

         Timothy S. Smick. Independent Director. From 1996 through February 1998, Mr. Smick served as chief operating officer, executive vice president and a member of the board of directors of Sunrise Assisted Living, Inc., one of the nation's leading providers of assisted living care for seniors with 68 communities located in 13 states. In addition, Mr. Smick served as president of Sunrise Management Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc. During 1995, Mr. Smick served as a senior housing consultant to LaSalle Advisory, Ltd., a pension fund advisory company. From 1985 through 1994, Mr. Smick was chairman and chief executive officer of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states with revenues of $87 million. Mr. Smick's health care industry experience also includes serving as the regional operations director for Manor Healthcare, Inc., a division of ManorCare, Inc., and as operations director for Allied Health & Management, Inc. Prior to co-founding PersonaCare, Inc., Mr. Smick was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Smick received a B.A. in English from Wheaton College and pursued graduate studies at Loyola College.

         Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Health Care Advisors, Inc. in January 1999 and is responsible for the planning and implementation of CNL's interest in health care industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer of both the Advisor and CNL Health Care Development, Inc. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         Daniel L. Simmons. Executive Vice President. Mr. Simmons serves as Executive Vice President of the Advisor. Since 1996, Mr. Simmons has served as a consultant to The Celebration Company, a subsidiary of The Walt Disney Company, regarding seniors' housing issues. In addition, since 1997, Mr. Simmons has consulted for Celebration Associates, Inc., a master planned community development and advisory firm, on issues relating to health care, seniors' housing and commercial projects. From November 1997 to June 1998, Mr. Simmons served as a consultant to CNL Group, Inc., providing advice on issues regarding health care property development and management. From 1984 to 1993, Mr. Simmons was a co-founder and partner in the Johnson Simmons Company, where he was responsible for site acquisition, design, development, financing and regulatory matters for three continuing care communities. Mr. Simmons was also responsible for the development, financing and operations associated with the restaurant and commercial properties divisions of the Johnson Simmons Company. During his tenure, Johnson Simmons Company developed and managed over 1,100 units of seniors' housing and 300 skilled nursing beds, held in excess of $100 million in assets, and employed more than 1,200 people. From 1983 to 1984, Mr. Simmons served as director of development for Cadem Corporation, a subsidiary of National Medical Enterprises. At Cadem, he was responsible for site, design, development and regulatory issues for proposed seniors' housing projects. From 1982 to 1983, Mr. Simmons served as vice president of Southern Management Services Corporation, where he was responsible for the development and operations of seniors' housing, assisted living, and skilled nursing facilities. He was also responsible for all regulatory issues with the State of Florida, Department of Insurance, and the current Agency for Health Care Administration regarding the licensing and regulation of continuing care retirement communities, nursing homes and assisted living facilities. Mr. Simmons attended Florida State University and the University of South Florida and was a founding member of the National Association of Senior Living Industries.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of the Advisor. Ms. Wall is also Executive Vice President of CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc., public, unlisted real estate investment trusts, and Executive Vice President of CNL Fund Advisors, Inc. and Executive Vice President and director of CNL Hospitality Advisors, Inc., their advisors, respectively. Ms. Wall currently serves as Executive Vice President of CNL Group, Inc., a diversified real estate company. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. and in 1985, became Vice President. In 1987, she became a Senior Vice President and in July 1997, became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development and communications and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, from 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and is a member of the Corporate Advisory Council for the International Association for Financial Planning and previously served on the Direct Participation Program committee for the National Association of Securities Dealers, Inc.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary, Treasurer and a director of the Advisor and Secretary of CNL Health Care Development, Inc. Ms. Rose is also Secretary of CNL American Properties Fund, Inc. and Secretary and Treasurer of CNL Hospitality Properties, Inc., public, unlisted real estate investment trusts, and Secretary and director of CNL Fund Advisors, Inc. and Secretary, Treasurer and a director of CNL Hospitality Advisors, Inc., their advisors, respectively. Ms. Rose, a certified public accountant, has served as Secretary since 1987, as Chief Financial Officer since December 1993, and previously served as Controller from 1987 until December 1993 of CNL Group, Inc. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She also previously served as Chief Operating Officer and Vice President of CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) from November 1994 to January 1999 and has served as Secretary since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990. In addition, she served as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Health Care Advisors, Inc. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Health Care Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and officers of the Advisor are as follows:

     James M. Seneff, Jr.        Chairman of the Board, Chief Executive Officer,
                                 and Director
     Robert A. Bourne            President and Director
     Phillip M. Anderson, Jr.    Chief Operating Officer and Executive Vice
                                 President
     Daniel L. Simmons           Executive Vice President
     Jeanne A. Wall              Executive Vice President
     Lynn E. Rose                Secretary, Treasurer and Director

         The  backgrounds  of  these   individuals  are  described  above  under
"Management -- Directors and Executive Officers."

THE ADVISORY AGREEMENT

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on September 15, 1999. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The  Managing  Dealer  is  entitled  to  receive  Selling   Commissions
amounting to 7.5% of the total amount raised from the sale of Shares for services in connection with the offering of Shares, a substantial portion of which will be paid as commissions to other broker-dealers. For the quarter ended March 31, 1999 and the year ended December 31, 1998, the Company had incurred $16,763 and $1,912, respectively of such fees, of which $14,945 and $1,785, respectively, will be paid by CNL Securities Corp. as commissions to other broker-dealers. These fees will not be paid until subscriptions for at least 250,000 Shares ($2,500,000) have been obtained from the offering.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the quarter ended March 31, 1999 and the year ended December 31, 1998, the Company had incurred $1,118 and $128, respectively, of such fees, the majority of which will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid. These fees will not be paid until subscriptions for at least 250,000 Shares ($2,500,000) have been obtained from the offering.

         In addition, the Company has agreed to issue and sell Soliciting Dealer Warrants to the Managing Dealer. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12.00 during the five year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance. The Company had not issued any Soliciting Dealer Warrants to the Managing Dealer as of March 31, 1999. Mr. Seneff is Chairman of the Board of Directors and Chief Executive Officer and Mr. Bourne is a director, President and Treasurer of the Managing Dealer.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the quarter ended March 31, 1999 and the year ended December 31, 1998, the Company incurred $10,058 and $1,148, respectively, of such fees. Such fees are included in other assets. These fees will not be paid until subscriptions for at least 250,000 Shares ($2,500,000) have been obtained from the offering.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 1999, the year ended December 31, 1998 and the period December 22, 1997 (date of inception) through December 31, 1997, the Company incurred $70,291, $196,184 and $15,202, respectively, for these services. Such amounts are included in deferred offering costs. Mr. Seneff is Chairman of the Board of Directors and Chief Executive Officer and Mr. Bourne is a director and President of the Advisor.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in Health Care Facilities. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual-dining restaurant properties . Messrs. Bourne and Seneff also currently serve as directors and officers of CNL American Properties Fund, Inc. , an unlisted public REIT, organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both REITs have investment objectives similar to those of the Company. As of December 31, 1998, the 18 partnerships and the two unlisted public REITs had raised a total of $1,404,977,615 from a total of 82,982 investors, and had invested in 1,139 fast-food, family-style and casual-dining restaurant properties, and two hotels. None of the 18 public partnerships or the two unlisted public REITs has invested in Health Care Facilities. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.


                                                                                 Number of    Date 90% of Net
                                                                                  Limited     Proceeds Fully
                           Maximum                                              Partnership     Invested or
Name of                    Offering                                              Units or      Committed to
Entity                     Amount (1)                Date Closed                Shares Sold   Investment (2)
------                     ----------                -----------                -----------   --------------
CNL Income                 $15,000,000               December 31, 1986               30,000    December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987                 50,000    November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988                  50,000    June 1988
Fund III, Ltd.             (50,000 units)

CNL Income                 $30,000,000               December 6, 1988                60,000    February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                    50,000    December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990                70,000    May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990              30,000,000    January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991              35,000,000     September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991           3,500,000     November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992              4,000,000     June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992             4,000,000     September 1992
Fund XI, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               April 15, 1993              4,500,000     July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993          4,000,000     August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994              4,500,000     May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994          4,000,000     December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995               4,500,000     August 1995
Fund XVI, Ltd.             (4,500,000 units)

CNL Income                 $30,000,000               October 10, 1996            3,000,000     December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998            3,500,000     December 1997
Fund XVIII, Ltd            (3,500,000 units)

CNL American               $747,464,413                     (3)                  (3)                 (3)
Properties Fund, Inc.      (74,746,441 shares)

CNL Hospitality            $165,000,000                     (4)                  (4)                 (4)
Properties, Inc.           (16,500,000 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, CNL American Properties Fund, Inc., commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, CNL American Properties Fund, Inc. had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering and had purchased 409 properties. As of December 31, 1998, net proceeds to CNL American Properties Fund, Inc. from its Initial Offering, 1997 Offering, 1998 Offering and capital contributions from its advisor, after deduction of stock issuance costs, totalled $670,336,817. Approximately $549,917,000 of such amount had been invested or committed for investment. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions.

(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (formerly CNL American Realty Fund, Inc.) commenced an offering of up to 16,500,000 shares of ($165,000,000) of common stock. As of December 31, 1998, CNL Hospitality Properties, Inc. had received subscriptions totalling $43,019,080 (4,301,908 shares), including $37,299 (3,730 shares) through the reinvestment plan. As of such date, CNL Hospitality Properties, Inc. had purchased , directly or indirectly, two properties.

         As of December 31, 1998, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 1998. These 69 partnerships raised a total of $185,927,353 from approximately 4,519 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of December 31, 1998. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), eight commercial/retail properties (comprising 10% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 1998 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1998, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.


Name of                Type of                                             Method of              Type of
Entity                 Property                  Location                  Financing              Program
------                 --------                  --------                  ---------              -------

CNL Income Fund, Ltd.  22 fast-food or        AL, AZ, CA, FL, GA,           All cash                Public
                       family-style           LA, MD, OK, PA, TX,
                       restaurants            VA, WA

CNL Income Fund II,    49 fast-food or        AL, AZ, CO, FL, GA,           All cash                Public
Ltd.                   family-style           IL, IN, KS, LA, MI,
                       restaurants            MN, MO, NC, NM, OH,
                                              TN, TX, WA, WY

CNL Income Fund III,   37 fast-food or        AZ, CA, CO, FL, GA,           All cash                Public
Ltd.                   family-style           IA, IL, IN, KS, KY,
                       restaurants            MD, MI, MN, MO, NC,
                                              NE, OK, TX







Name of                Type of                                             Method of              Type of
Entity                 Property                  Location                  Financing              Program
------                 --------                  --------                  ---------              -------

CNL Income Fund IV,    46 fast-food or        AL, DC, FL, GA, IL,           All cash                Public
Ltd.                   family-style           IN, KS, MA, MD, MI,
                       restaurants            MS, NC, OH, PA, TN,
                                              TX, VA

CNL Income Fund V,     35 fast-food or        AZ, FL, GA, IL, IN,           All cash                Public
Ltd.                   family-style           MI, NH, NY, OH, SC,
                       restaurants            TN, TX, UT, WA

CNL Income Fund VI,    56 fast-food or        AR, AZ, FL, GA, IL,           All cash                Public
Ltd.                   family-style           IN, KS, MA, MI, MN,
                       restaurants            NC, NE, NM, NY, OH,
                                              OK, PA, TN, TX, VA,
                                              WA, WY

CNL Income Fund VII,   49 fast-food or        AZ, CO, FL, GA, IN,           All cash                Public
Ltd.                   family-style           LA, MI, MN, NC, OH,
                       restaurants            SC, TN, TX, UT, WA

CNL Income Fund        42 fast-food or        AZ, FL, IN, LA, MI,           All cash                Public
VIII, Ltd.             family-style           MN, NC, NY, OH, TN,
                       restaurants            TX, VA

CNL Income Fund IX,    43 fast-food or        AL, CO, FL, GA, IL,           All cash                Public
Ltd.                   family-style           IN, LA, MI, MN, MS,
                       restaurants            NC, NH, NY, OH, SC,
                                              TN, TX

CNL Income Fund X,     52 fast-food or        AL, CA, CO, FL, ID,           All cash                Public
Ltd.                   family-style           IL, LA, MI, MO, MT,
                       restaurants            NC, NH, NM, NY, OH,
                                              PA, SC, TN, TX

CNL Income Fund XI,    41 fast-food or        AL, AZ, CA, CO, CT,           All cash                Public
Ltd.                   family-style           FL, KS, LA, MA, MI,
                       restaurants            MS, NC, NH, NM, OH,
                                              OK, PA, SC, TX, VA, WA

CNL Income Fund XII,   50 fast-food or        AL, AZ, CA, FL, GA,           All cash                Public
Ltd.                   family-style           LA, MO, MS, NC, NM,
                       restaurants            OH, SC, TN, TX, WA

CNL Income Fund        50 fast-food or        AL, AR, AZ, CA, CO,           All cash                Public
XIII, Ltd.             family-style           FL, GA, IN, KS, LA,
                       restaurants            MD, NC, OH, PA, SC,
                                              TN, TX, VA




Name of                Type of                                             Method of              Type of
Entity                 Property                  Location                  Financing              Program
------                 --------                  --------                  ---------              -------

CNL Income Fund XIV,   65 fast-food or        AL, AZ, CO, FL, GA,           All cash                Public
Ltd.                   family-style           KS, LA, MN, MO, MS,
                       restaurants            NC, NJ, NV, OH, SC,
                                              TN, TX, VA

CNL Income Fund XV,    55 fast-food or        AL, CA, FL, GA, KS,           All cash                Public
Ltd.                   family-style           KY, MN, MO, MS, NC,
                       restaurants            NJ, NM, OH, OK, PA,
                                              SC, TN, TX, VA

CNL Income Fund XVI,   48 fast-food or        AZ, CA, CO, DC, FL,           All cash                Public
Ltd.                   family-style           GA, ID, IN, KS, MN,
                       restaurants            MO, NC, NM, NV, OH,
                                              TN, TX, UT, WI

CNL Income Fund        29 fast-food,          CA, FL, GA, IL, IN,           All cash                Public
XVII, Ltd.             family-style or        MI, NC, NV, OH, SC,
                       casual-dining          TN, TX
                       restaurants

CNL Income Fund        24 fast-food,          AZ, CA, FL, GA, IL,           All cash                Public
XVIII, Ltd.            family-style or        KY, MD, MN, NC, NV,
                       casual-dining          NY, OH, TN, TX
                       restaurants

CNL American           409 fast-food,         AL, AZ, CA, CO, CT,           All cash              Public REIT
Properties Fund, Inc.  family-style, or       DE, FL, GA, IA, ID,
                       casual-dining          IL, IN, KS, KY, MD,
                       restaurants            MI, MN, MO, MS, NC,
                                              NE, NJ, NM, NV, NY,
                                              OH, OK, OR, PA, RI,
                                              SC, TN, TX, UT, VA,
                                              WA, WI, WV

CNL Hospitality        2 limited service,     GA                                (1)               Public REIT
Properties, Inc.       extended stay or
                       full service hotels


------------------


(1) In connection with the acquisition of its two properties, CNL Hospitality Properties, Inc. used proceeds from its line of credit in addition to net offering proceeds. As of March 31, 1999, CNL Hospitality Properties, Inc. had repaid amounts borrowed on its line of credit using additional net offering proceeds.

         A more detailed description of the acquisitions by real estate limited partnerships and the unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1994 and December 1998, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         General. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Restriction of Ownership." As of March 26, 1999, the Company had 20,000 shares of Common Stock outstanding and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         General. The Company expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1999. The Company believes that it will be organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in regulations promulgated by the United States Department of Treasury under the Code ("Treasury Regulations") that have not yet been promulgated). (The results described above with respect to the recognition of "built-in gain" assume that the Company will make an election pursuant to IRS Notice 88-19.)

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, commencing with the Company's taxable year ending December 31, 1999, the Company will be organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of shares of Common Stock, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10 per share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Leases. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.


                                     EXPERTS

         The audited balance sheets of the Company as of December 31, 1998 and 1997, and the related statements of stockholder's equity for the year ended
December 31, 1998 and for the period December 22, 1997 (date of inception) through December 31, 1997, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                   DEFINITIONS

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is MMS Securities, Inc., for Participants in the Reinvestment Plan.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured Equipment Lease program.

                                   APPENDIX B

                              FINANCIAL INFORMATION


                 -------------------------------------------------
                 |                                               |
                 |  THE  FINANCIAL STATEMENTS INCLUDED IN  THIS  |
                 |  APPENDIX B UPDATE AND  REPLACE  APPENDIX  B  |
                 |  TO THE ATTACHED PROSPECTUS, DATED SEPTEMBER  |
                 |  18, 1998.                                    |
                 -------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)






                                                                         Page
                                                                         ----
Updated Unaudited Financial Statements:

     Balance Sheets as of March 31, 1999 and December 31, 1998            B-1

     Statements of Stockholder's Equity for the quarter ended
        March 31, 1999 and the year ended December 31, 1998               B-2

     Notes to Financial Statements for the quarters ended March
        31, 1999 and 1998                                                 B-3

Audited Financial Statements:

     Report of Independent Accountants                                    B-6

     Balance Sheets as of December 31, 1998 and 1997                      B-7

     Statements of  Stockholder's  Equity for the year ended
        December 31, 1998, and the period December 22, 1997
        (date of inception) through December 31, 1997                     B-8

     Notes to Financial Statements for the year ended December
        31, 1998, and the period December 22, 1997 (date of
        inception) through December 31, 1997                              B-9

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                                 BALANCE SHEETS


                                                                        March 31,              December 31,
                                                                          1999                    1998
                                                                     ---------------         ----------------
                           ASSETS

Cash                                                                       $    92                  $   92
Deferred offering costs                                                  1,103,922                 975,339
Other                                                                       11,205                   1,148
                                                                     --------------            ------------

                                                                         1,115,219                $976,579
                                                                     ==============            ============

                LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
    Due to related parties                                                $911,689                $685,372
    Accounts payable and accrued expenses                                    3,530                  91,207
                                                                     --------------            ------------
       Total liabilities                                                   915,219                 776,579
                                                                     --------------            ------------

Stockholder's equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                 -                       -
    Excess shares, $.01 par value per share.
       Authorized and unissued 103,000,000 shares                               -                       -
    Common stock, $.01 par value per share.
       Authorized 100,000 shares, issued and
       outstanding 20,000 shares                                               200                     200
    Capital in excess of par value                                         199,800                 199,800
                                                                     --------------            ------------
                                                                           200,000                 200,000
                                                                     --------------            ------------

                                                                        $1,115,219                $976,579
                                                                     ==============            ============





                 See accompanying notes to financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                        Quarter Ended March 31, 1999 and
                          Year Ended December 31, 1998



                                             Common stock
                                        -----------------------      Capital in
                                         Number         Par          excess of
                                        of Shares      value         par value          Total
                                        ----------    ---------     -------------    ------------
Balance at December 31, 1997               20,000         $200          $199,800        $200,000

Subscriptions received for common
    stock through public offering           2,550           26            25,474          25,500

Subscriptions held in escrow               (2,550 )        (26 )         (25,474 )       (25,500 )
                                        ----------     --------      ------------    ------------

Balance at December 31, 1998               20,000          200           199,800         200,000

Subscriptions received for common
    stock through public offering          22,350          224           223,276         223,500

Subscriptions held in escrow              (22,350 )       (224 )        (223,276 )      (223,500 )
                                        ----------     --------      ------------    ------------

Balance at March 31, 1999                  20,000         $200          $199,800        $200,000
                                        ==========     ========      ============    ============










                 See accompanying notes to financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                     Quarters Ended March 31, 1999 and 1998


1.       Significant Accounting Policies:

         Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Operating results for the quarter ended March 31, 1999, may not be indicative of the results that may be expected for the year ending December 31, 1999. Amounts as of December 31, 1998, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in Form 10-K of CNL Health Care Properties, Inc. (the "Company") for the year ended December 31, 1998.

         The Company is in the development stage and has not begun operations.

         New Accounting Standard - In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. The Company plans to expense $20,000 of organization costs once it becomes operational. Management of the Company does not believe the adoption of this SOP will have a material effect on the Company's financial position.

2.       Deferred Offering Costs:

         The Company has and will continue to incur certain costs in connection with the offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the offering. Certain preliminary costs incurred prior to raising capital have been and will be advanced by affiliates of the Company.

3.       Related Party Arrangements:

         Certain affiliates of the Company will receive fees and compensation in connection with the offering, and the acquisition, management, and sale of the assets of the Company.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     Quarters Ended March 31, 1999 and 1998


3.       Related Party Arrangements - Continued:

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of the shares, a substantial portion of which will be paid as commissions to other broker-dealers. During the quarter ended March 31, 1999, the Company incurred $16,763 of such fees, of which $14,945 will be paid by CNL Securities Corp. as commissions to other broker-dealers. These fees will not be paid until subscriptions for at least 250,000 shares ($2,500,000) have been obtained from the offering.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the quarter ended March 31, 1999, the Company incurred $1,118 of such fee, the majority of which will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid. These fees will not be paid until subscriptions for at least 250,000 shares ($2,500,000) have been obtained from the offering.

         In addition, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance.

         CNL Health Care Advisors, Inc. is entitled to receive acquisition fees for services in finding, negotiating the leases of and acquiring properties on behalf of the Company equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing of the shares on a national securities exchange or over-the-counter market, but excluding that portion of the permanent financing used to finance secured equipment leases. During the quarter ended March 31, 1999, the Company incurred $10,058 of such fees. Such fees are included in other assets at March 31, 1999. These fees will not be paid until subscriptions for at least 250,000 shares ($2,500,000) have been obtained from the offering.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                     Quarters Ended March 31, 1999 and 1998


3.       Related Party Arrangements - Continued:

         CNL Health Care Advisors, Inc. and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering), on a day-to-day basis. For the quarters ended March 31, 1999 and 1998, $70,291 and $12,629, respectively, were classified as deferred offering costs for these services.

         Amounts due to related parties consisted of the following at:

                                                                   March 31,             December 31,
                                                                     1999                    1998
                                                                 --------------         ---------------
             Due to CNL Health Care Advisors, Inc.:
                  Expenditures incurred on behalf of the
                     Company                                          $599,587                $470,798
                  Accounting and administrative services               281,677                 211,386
                  Acquisition fees                                      11,205                   1,148
                                                                ---------------        ----------------
                                                                       892,469                 683,332
                                                                ---------------        ----------------

             Due to CNL Securities Corp.:
                  Commissions                                           17,975                   1,912
                  Marketing support and due diligence
                     expense reimbursement fee                           1,245                     128
                                                                ---------------        ----------------
                                                                        19,220                   2,040
                                                                ---------------
                                                                                       ----------------

                                                                      $911,689                $685,372
                                                                ===============        ================

4.       Subsequent Event:

         During the period April 1, 1999 through April 23, 1999, the Company received subscription proceeds of 65,699 shares ($656,990) of common stock.

                        Report of Independent Accountants



To the Board of Directors
CNL Health Care Properties, Inc.


In our opinion, the accompanying balance sheets and the related statements of stockholder's equity present fairly in all material respects, the financial position of CNL Health Care Properties, Inc. (a development stage Maryland corporation) at December 31, 1998 and 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 15, 1999

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                                 BALANCE SHEETS


                                                                     December 31,             December 31,
                                                                         1998                      1997
                                                                     ------------               -----------
                        ASSETS

Cash                                                                     $   92                  $200,000
Deferred offering costs                                                 975,339                    80,330
Other assets                                                              1,148                        --
                                                                     -----------               -----------

                                                                       $976,579                  $280,330
                                                                     ===========               ===========

                LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
    Due to related parties                                             $685,372                   $58,600
    Accounts payable and accrued expenses                                91,207                    21,730
                                                                     -----------               -----------
          Total liabilities                                             776,579                    80,330
                                                                     -----------               -----------

Stockholder's equity:
    Preferred stock, without par value per share
       Authorized and unissued 3,000,000 shares                               --                         --
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000,000 shares                             --                         --
    Common stock, $.01 par value per share
       Authorized 100,000,000 and 100,000
       shares, respectively; 20,000 shares
       issued and outstanding                                               200                       200
    Capital in excess of par value                                      199,800                   199,800
                                                                     -----------               -----------
          Total stockholder's equity                                    200,000                   200,000
                                                                     -----------               -----------

                                                                       $976,579                  $280,330
                                                                     ===========               ===========







                 See accompanying notes to financial statements.




                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                   Year Ended December 31, 1998 and the Period
                  December 22, 1997 (Date of Inception) through
                                December 31, 1997



                                             Common stock
                                        -----------------------     Capital in
                                         Number         Par          excess of
                                        of Shares      value         par value          Total
                                        ----------    ---------     ------------     ------------

Balance, December 22, 1997
    (Date of Inception)                        --         $ --            $   --          $   --


Cash received from sale
    of common stock to
    CNL Health Care
    Advisors, Inc.                         20,000          200           199,800         200,000
                                        ----------    ---------      ------------    ------------

Balance at December 31, 1997               20,000          200           199,800         200,000

Subscriptions received for common
    stock through public offering           2,550           26            25,474          25,500

Subscriptions held in escrow at
    December 31, 1998                      (2,550 )        (26 )         (25,474 )       (25,500 )
                                        ----------    ---------      ------------    ------------

Balance at December 31, 1998               20,000        $ 200         $ 199,800     $   200,000
                                        ==========    =========      ============    ============








                 See accompanying notes to financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                   Year Ended December 31, 1998 and the Period
                  December 22, 1997 (Date of Inception) through
                                December 31, 1997


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Health Care Properties, Inc. (the "Company") was organized pursuant to the laws of the state of Maryland on December 22, 1997. The Company intends to use the proceeds from its public offering (the "Offering") (see Note 2), after deducting offering expenses, primarily to acquire real estate properties (the "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing (the "Mortgage Loans") to operators of Health Care Facilities in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Health Care Facilities. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to ten percent of the Company's total assets.

         As of December 31, 1998, the Company was in the development stage and had not begun operations.

         Income Taxes - The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 1999. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 95 percent of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which will be effective for the Company as of January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. Management of the Company does not believe that adoption of this SOP will have a material effect on the Company's financial position or results of operations.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1998 and the Period
                  December 22, 1997 (Date of Inception) through
                                December 31, 1997


2.       Public Offering:

         The Company has filed a currently effective registration statement on Form S-11 with the Securities and Exchange Commission. A maximum of 15,500,000 shares ($155,000,000) may be sold, including 500,000 shares
         ($5,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. In addition, the Company has registered 600,000 shares issuable upon the exercise of warrants granted to the managing dealer of the Offering. As of December 31, 1998, the Company had received subscription proceeds of $25,500 (2,550 shares). Until subscription proceeds for the Company total $2,500,000 (250,000 shares), the proceeds will be held in escrow.

3.       Deferred Offering Costs:

         The Company has and will continue to incur certain costs in connection with the Offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the Offering. Certain preliminary costs incurred prior to raising capital have been and will be advanced by an affiliate of the Company. CNL Health Care Advisors, Inc. (the "Advisor") has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         As of December 31, 1998, the Company had incurred $975,339 in organizational and offering costs which has been treated as deferred offering costs. Once the Company receives the minimum amount of subscriptions, the offering costs will be charged to stockholders' capital subject to the three percent cap described above.

4.       Capitalization:

         In September 1998, the Company amended the Articles of Incorporation to increase the number of authorized shares of capital stock from 100,000 shares to 206,000,000 shares (consisting of 100,000,000 common shares, 3,000,000 preferred shares and 103,000,000 excess shares).

5.       Related Party Arrangements:

         On December 22, 1997 (date of inception), CNL Health Care Advisors, Inc. contributed $200,000 in cash to the Company and became its sole stockholder.

         The Advisor and certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management, and sale of the assets of the Company.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1998 and the Period
                  December 22, 1997 (Date of Inception) through
                                December 31, 1997


5.       Related Party Arrangements - Continued:

         CNL Securities Corp. is entitled to receive commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of the shares, a substantial portion of which will be paid as commissions to other broker-dealers. During the year ended December 31, 1998, the Company incurred $1,912 of such fees of which $1,785 will be paid by CNL Securities Corp. as commissions to other broker-dealers. These fees will not be paid until subscriptions for at least 250,000 shares ($2,500,000) have been obtained from the Offering.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the year ended December 31, 1998, the Company incurred $128 of such fee, the majority of which will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid. These fees will not be paid until subscriptions for at least 250,000 shares ($2,500,000) have been obtained from the Offering.

         The Advisor is entitled to receive acquisition fees for services in finding, negotiating the leases of and acquiring properties on behalf of the Company equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of Listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the year ended December 31, 1998, the Company incurred $1,148 of such fees. Such fees are included in other assets at December 31, 1998. These fees will not be paid until subscriptions for at least 250,000 shares ($2,500,000) have been obtained from the Offering.

         In addition, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing with the date the offering begins. No Soliciting Dealer Warrant, however, will be exercisable until one year from the date of issuance.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the Offering), on a day-to-day basis. For the year ended December 31, 1998 and the period December 22, 1997 (date of inception) through December 31, 1997,
         $196,184 and $15,202, respectively, were classified as deferred offering costs for these services.

                        CNL HEALTH CARE PROPERTIES, INC.
                   (A Development Stage Maryland Corporation)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                   Year Ended December 31, 1998 and the Period
                  December 22, 1997 (Date of Inception) through
                                December 31, 1997


5.       Related Party Arrangements - Continued:

         Amounts due to related parties consisted of the following at:


                                                                December 31,         December 31,
                                                                    1998                 1997
                                                                -------------       -------------
            Due to the Advisor:
                 Expenditures incurred for organizational
                    and offering expenses on behalf
                    of the Company                                  $470,798            $43,398
                 Accounting and administrative
                    services                                         211,386             15,202
                 Acquisition fees                                      1,148                 --
                                                                -------------        -----------
                                                                     683,332             58,600
                                                                -------------        -----------

            Due to CNL Securities Corp.:
                 Commissions                                           1,912                 --
                 Marketing support and due diligence
                    expense reimbursement fee                            128                 --
                                                                -------------        -----------
                                                                       2,040                 --
                                                                -------------        -----------

                                                                    $685,372            $58,600
                                                                =============        ===========


6.       Subsequent Event:

         During the period January 1, 1999 through January 15, 1999, the Company received subscription proceeds of 1,000 shares ($10,000) of common stock.

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES



                 ----------------------------------------------
                 | THE FOLLOWING INFORMATION UPDATES AND | | REPLACES THE CORRESPONDING INFORMATION IN | | APPENDIX C TO THE ATTACHED PROSPECTUS, |
                 | DATED SEPTEMBER 18, 1998.                  |
                 ----------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in restaurant properties and hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in health care facilities leased on a triple-net basis to operators of health care facilities.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL Hospitality Properties, Inc., through investment in restaurant properties and hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the company, they will not be acquiring any interest in any prior public programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1998. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1998.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1998, of the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1994 and December 1998.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS





                                       CNL Income      CNL Income      CNL Income       CNL American
                                        Fund XIV,       Fund XV,        Fund XVI,      Properties Fund,
                                          Ltd.            Ltd.            Ltd.               Inc.
                                       ----------      ----------      ----------      ----------------
                                                                                           (Note 1)
Dollar amount offered                 $45,000,000     $40,000,000     $45,000,000         $745,000,000
                                      ===========     ===========     ===========         ============

Dollar amount raised                        100.0%          100.0%          100.0%               100.0%
                                      -----------     -----------     -----------         ------------

Less offering expenses:

  Selling commissions
    and discounts                            (8.5)           (8.5)           (8.5)                (7.5)
  Organizational expenses                    (3.0)           (3.0)           (3.0)                (2.2)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                                (0.5)           (0.5)           (0.5)                (0.5)
                                      -----------     -----------     -----------          -----------
                                            (12.0)          (12.0)          (12.0)               (10.2)
                                      -----------     -----------     -----------          -----------
Reserve for operations                        --              --              --                    --
                                      -----------     -----------     -----------          -----------

Percent available for
  investment                                 88.0%           88.0%           88.0%                89.8%
                                      ===========     ===========     ===========          ===========

Acquisition costs:

  Cash down payment                          82.5%           82.5%          82.5%                 85.3%
  Acquisition fees paid
    to affiliates                             5.5             5.5            5.5                  4.5
  Loan costs                                  --              --             --                   --
                                      -----------     -----------    -----------          -----------

Total acquisition costs                      88.0%           88.0%          88.0%                 89.8%
                                      ===========     ===========    ===========           ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                          --             --              --                   --

Date offering began                       8/27/93         2/23/94        9/02/94     4/19/95, 2/06/97
                                                                                          and 3/02/98
Length of offering (in
  months)                                       6               6              9        22, 13 and 9,
                                                                                         respectively

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                        11              10             11       23, 16 and 11,
                                                                                         respectively


Note 1:  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including
         $15,000,000 available only to stockholders participating in the company's reinvestment plan.  The Initial Offering of APF commenced April 19, 1995, and upon completion of the
         Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765
         (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the
         Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale
         $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan.  The
         1997 Offering of APF commenced following the completion of the Initial Offering on
         February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering".  The
         1998   Offering  of  APF  commenced


      CNL Income        CNL Income       CNL Hospitality
      Fund XVII,        Fund XVIII,        Properties,
         Ltd.              Ltd.                Inc.
      ----------        -----------      ---------------
                                             (Note 2)

      $30,000,000       $35,000,000

            100.0%            100.0%
      -----------       -----------




             (8.5)             (8.5)
             (3.0)             (3.0)






             (0.5)             (0.5)
      -----------       -----------
            (12.0)            (12.0)
      -----------       -----------
              --                --
      -----------       -----------


             88.0%             88.0%
      ===========       ===========



             83.5%             83.5%

              4.5               4.5
              --                --
      -----------       -----------

             88.0%             88.0%
      ===========       ===========




              --                --

          9/02/95           9/20/96


               12                17





               15                17


Note 1
(Continued):      following  the  completion  of the 1997  Offering  on March 2,
                  1998. As of December 31, 1998, APF had received  subscriptions totalling  approximately  $345,000,000 from the 1998 Offering,
                  including   $3,107,848   issued   pursuant  to  the  company's
                  reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. registered for sale $165,000,000 of shares of common stock, including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Hospitality Properties, Inc. commenced July 9, 1997.

                                    TABLE II
                             COMPENSATION TO SPONSOR





                                               CNL Income    CNL Income    CNL Income        CNL American
                                                Fund XIV,     Fund XV,      Fund XVI,      Properties Fund,
                                                  Ltd.          Ltd.          Ltd.               Inc.
                                               ----------    ----------    -----------     ----------------
                                                                                               (Note 1)


Date offering commenced                           8/27/93       2/23/94       9/02/94      4/19/95, 2/06/97
                                                                                                and 3/02/98

Dollar amount raised                          $45,000,000   $40,000,000   $45,000,000          $747,253,675
                                              ===========   ===========   ===========          ============
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                                 3,825,000     3,400,000     3,825,000            56,044,026
    Real estate commissions                            -             -             -                     -
    Acquisition fees                            2,475,000     2,200,000     2,475,000            33,595,134
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                      225,000       200,000       225,000             3,736,268
                                              -----------   -----------   -----------          ------------
Total amount paid to sponsor                    6,525,000     5,800,000     6,525,000            93,375,428
                                              ===========   ===========   ===========          ============
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1998                                        3,662,593     3,343,292     3,765,104            42,216,874
    1997                                        3,734,726     3,419,967     3,909,781            18,514,122
    1996                                        3,841,163     3,557,073     3,911,609             6,096,045
    1995                                        3,823,939     3,361,477     2,619,840               594,425
    1994                                        2,897,432     1,154,454       212,171                    -
    1993                                          329,957            -             -                     -
Amount paid to sponsor from operations
  (administrative, accounting  and
  management fees):
    1998                                          148,049       126,564       141,410             3,100,599
    1997                                          128,536       113,372       129,357             1,437,908
    1996                                          134,867       122,391       157,883               613,505
    1995                                          114,095       122,107       138,445                95,966
    1994                                           84,801        37,620         7,023                    -
    1993                                            8,220            -             -                     -
Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
    Cash (Note 3)                               5,168,000     3,312,297     1,385,384             9,046,652
    Notes                                              -             -             -                     -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                            -             -             -                     -
    Incentive fees                                     -             -             -                     -
    Other (Note 2)                                     -             -             -                     -

Note 1:  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including
         $15,000,000 available only to stockholders participating in the company's reinvestment plan.  The Initial Offering of APF commenced April 19, 1995, and upon completion of the
         Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765
         (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the
         Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale
         $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan.  The
         1997 Offering of APF commenced following the completion of the Initial Offering on
         February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering").  The
         1998 Offering of APF commenced following the completion of the 1997 Offering on March 2,
         1998.  As of December 31, 1998, APF had received subscriptions totalling approximately
         $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan.  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.  The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the
         1998 Offering as of December 31, 1998, including shares issued pursuant to the company's reinvestment plans.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the years ended December 31, 1998, 1997 and 1996, APF incurred $54,998,
         $87,665 and $70,070, respectively, in secured equipment lease servicing fees.


     CNL Income    CNL Income        CNL Hospitality
     Fund XVII,    Fund XVIII,         Properties,
        Ltd.          Ltd.                Inc.
     ----------    -----------       ---------------
                                        (Note 4)
        9/02/95        9/20/96

    $30,000,000    $35,000,000



      2,550,000      2,975,000
             -              -
      1,350,000      1,575,000



        150,000        175,000
      ---------      ---------
      4,050,000      4,725,000
      =========      =========


      2,638,733      2,964,628
      2,611,191      1,459,963
      1,340,159         30,126
         11,671             -
             -              -
             -              -




        117,814        132,890
        116,077         98,207
        107,211          2,980
          2,659             -
             -              -
             -              -




             -              -
             -              -



             -              -
             -              -
             -              -

Note 3:        Excludes  properties  sold  and  substituted   with   replacement
               properties, as permitted under the terms of the lease agreements.

Note 4:        Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. registered for sale $165,000,000 of shares of common stock, including $15,000,000 available only to stockholders participating in the company's reinvestment plan.  The offering of shares of CNL Hospitality Properties, Inc. commenced September 11, 1997.  As of
               December 31, 1998, CNL Hospitality Properties, Inc. had sold 4,301,908 shares, representing subscription proceeds of $43,019,080 from the offering, including 3,730 shares ($37,299) through the reinvestment plan.  From the commencement of the offering through December 31, 1998, total selling commissions and discounts were
               $3,226,431, marketing support and due diligence expense reimbursement fees were
               $215,095, and acquisition fees were $1,935,859, for a total amount paid to sponsor of $5,377,385.  CNL Hospitality Properties, Inc. had cash generated from operations for the period October 15, 1997 (the date funds were originally released from escrow) through December 31, 1998, of $2,799,434.  CNL Hospitality Properties, Inc.
               made payments of $215,379 to the sponsor from operations for this period.


                                    TABLE III
                     Operating Results of Prior Programs
                            CNL INCOME FUND XIV, LTD.

                                                           1992
                                                          (Note 1)       1993            1994            1995
                                                        ------------ ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Notes 4, 6, 7, 8 and 9)                                      0               0               0         (66,518)
Provision for loss on building (Note 10)                        0               0               0               0
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Notes 4, 6,
  7, 8 and 9)                                                   0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Increase (decrease) in restricted cash                      0               0               0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============

Capital gain (loss) (Notes 4, 6, 7,

  8 and 9)                                                      0               0               0               0
                                                     ============    ============    ============    ============


                                                 1996            1997           1998
                                             ------------    ------------   ------------
Gross revenue                                $  3,999,813    $  3,918,582   $  3,440,910
Equity in earnings of joint ventures              459,137         309,879        317,654
Profit (Loss) from sale of properties
  (Notes 4, 6, 7, 8 and 9)                              0               0        112,206
Provision for loss on building (Note 10)                0               0        (37,155)
Interest income                                    44,089          40,232         73,246
Less: Operating expenses                         (246,621)       (262,592)      (326,960)
      Interest expense                                  0               0              0
      Depreciation and amortization              (340,089)       (340,161)      (380,814)
                                             ------------    ------------   ------------

Net income - GAAP basis                         3,916,329       3,665,940      3,199,087
                                             ============    ============   ============

Taxable income

  - from operations                             3,236,329       3,048,675      3,230,884
                                             ============    ============   ============
  - from gain (loss) on sale                            0          47,256         53,034
                                             ============    ============   ============

Cash generated from operations
  (Notes 2 and 3)                               3,706,296       3,606,190      3,514,544
Cash generated from sales (Notes 4, 6,
  7, 8 and 9)                                           0         318,592      1,648,110
Cash generated from refinancing                         0               0              0
                                             ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                               3,706,296       3,924,782      5,162,654
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                 (3,706,296)     (3,606,190)    (3,514,544)
    - from sale of properties                           0               0              0
    - from cash flow from prior period             (6,226)       (106,330)      (197,976)
                                             ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                    (6,226)        212,262      1,450,134
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                     0               0              0
    General partners' capital
      contributions                                     0               0              0
    Syndication costs                                   0               0              0
    Acquisition of land and buildings                   0               0       (605,712)
    Investment in direct financing leases               0               0       (931,237)
    Investment in joint ventures                   (7,500)       (121,855)      (568,498)
    Return of capital from joint venture                0          51,950              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                      0               0              0
    Increase in other assets                            0               0              0
    Increase (decrease) in restricted cash              0        (318,592)       318,592
    Other                                               0               0              0
                                             ------------    ------------   ------------
Cash generated (deficiency) after cash

  distributions and special items                 (13,726)       (176,235)      (336,721)
                                             ============    ============  =============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                    71              67             71
                                             ============    ============   ============
  - from recapture                                      0               0              0
                                             ============    ============   ============

Capital gain (loss) (Notes 4, 6, 7,
  8 and 9)                                              0               1              1
                                             ============    ============   ============

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage of

  original $1,000 investment (Note 11)                       0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131

Amount (in percentage terms) remaining invested
  in program properties at the end of each year
  (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4, 6, 7, 8
  and 9)                                                       N/A            100%            100%            100%

                                                      1996            1997           1998
                                                  ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income
  - from capital gain                                       83              81             68
  - from return of capital                                   0               0              2
  - from investment income from prior                        0               0              0

      period
                                                             0               2             12
Total distributions on GAAP basis (Note 5)        ------------    ------------   ------------
                                                            83              83             82
                                                  ============    ============   ============
  Source (on cash basis)
  - from sales
  - from operations                                          0               0              4
  - from cash flow from prior period                        83              81             78

                                                             0               2              0
Total distributions on cash basis (Note 5)        ------------    ------------   ------------
                                                            83              83             82
Total cash distributions as a percentage of       ============    ============   ============

  original $1,000 investment (Note 11)
Total cumulative cash distributions                       8.25%           8.25%          8.25%
  per $1,000 investment from inception
                                                           214             297            379
Amount (in percentage terms) remaining invested
  in program properties at the end of each year
  (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4, 6, 7, 8
  and 9)                                                   100%            100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995, 1996 and 1997, are reflected in the 1994, 1995, 1996,
         1997 and 1998 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996, 1997 and 1998, respectively. As a result of 1994, 1995, 1996, 1997 and 1998 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 6: In January 1998, the partnership sold its property in Madison, Alabama, to a third party for $740,000 and received net sales proceeds of $696,486. Due to the fact that during 1997 the partnership wrote off $13,314 in accrued rental income (non-cash accounting adjustments relating to the straight-lining of future scheduled rent increases over the lease term in accordance with generally accepted accounting principles), no gain or loss was incurred for financial reporting purposes in January 1998 relating to this sale. In April 1998, the partnership reinvested a portion of the net sales proceeds from the sale of the property in Madison, Alabama in Melbourne Joint Venture, with an affiliate of the partnership which has the same general partners. The partnership intends to use the remaining proceeds to invest in an additional property or for other partnership purposes.

Note 7: In January 1998, the partnership sold one of its properties in Richmond, Virginia for $512,462 and received net sales proceeds of $512,246, resulting in a gain of $70,798 for financial reporting purposes. The partnership reinvested the net sales proceeds in a property in Fayetteville, North Carolina.

Note 8:  In April 1998, the partnership reached an agreement to accept
         $360,000 for the property in Riviera Beach, Florida, which was taken through a right of way taking in December 1997. The partnership had received preliminary sales proceeds of $318,592 as of December 31, 1997. Upon agreement and receipt of the final sales price of $360,000, the partnership recognized a gain of $41,408 for financial reporting purposes. The partnership reinvested the net sales proceeds in a property in Fayetteville, North Carolina.

Note 9: In July 1998, the Partnership sold one of its properties in Richmond, Virginia for $415,000 and received net sales proceeds of $397,970. Due to the fact that during 1998 the partnership wrote off $12,060 in accrued rental income (non-cash accounting adjustments relating to the straight-lining of future scheduled rent increases over the lease term in accordance with generally accepted accounting principles), no gain or loss was incurred for financial reporting purposes in July 1998 relating to this sale. In October 1998, the partnership reinvested the net sales proceeds from the sale of the property in Richmond, Virginia in a property in Fayetteville, North Carolina.

Note 10: At December 31, 1998, the Partnership recorded a provision for loss on building in the amount of $37,155 for financial reporting purposes relating to a Long John Silver's Property whose lease was rejected by the tenant. The tenant of this Property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the Property at December 31, 1998 and the estimated net realizable value for the Property.

                                    TABLE III
                     Operating Results of Prior Programs
                            CNL INCOME FUND XV, LTD.

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Provision for loss on land and buildings
  (Note 7)                                                      0               0               0               0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Notes 5, 6 and 9)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      40,000,000               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint ventures                                0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============


                                                1997            1998
                                            ------------    ------------
Gross revenue                               $  3,622,123    $  3,179,911
Equity in earnings of joint ventures             239,249         236,553
Profit (Loss) from sale of properties
  (Note 4)                                             0               0
Provision for loss on land and buildings
  (Note 7)                                             0        (280,907)
Interest income                                   46,642          54,576
Less: Operating expenses                        (224,761)       (265,748)
      Interest expense                                 0               0
      Depreciation and amortization             (248,348)       (281,888)
                                            ------------    ------------
Net income - GAAP basis                        3,434,905       2,642,497
                                            ============    ============

Taxable income

  - from operations                            2,856,893       2,847,638
                                            ============    ============
  - from gain on sale                             47,256               0
                                            ============    ============

Cash generated from operations
  (Notes 2 and 3)                              3,306,595       3,216,728
Cash generated from sales (Note 4)                     0               0
Cash generated from refinancing                        0               0

Cash generated from operations, sales
  and refinancing                              3,306,595       3,216,728
Less: Cash distributions to investors
  (Notes 5, 6 and 9)
    - from operating cash flow                (3,280,000)     (3,216,728)
    - from sale of properties                          0               0
    - from cash flow from prior period                 0        (183,272)

Cash generated (deficiency) after cash
  distributions                                   26,595        (183,272)
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                          0               0
    General partners' capital contri-
      butions                                          0               0
    Syndication costs                                  0               0
    Acquisition of land and buildings                  0               0
    Investment in direct financing
      leases                                           0               0
    Investment in joint ventures                       0        (216,992)
    Return of capital from joint venture          51,950               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                      0               0
    Increase in other assets                           0               0
    Other                                              0               0
                                            ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 78,545        (400,264)
                                            ============    ============

TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                   71              70
                                            ============    ============
  - from recapture                                     0               0
                                            ============    ============
Capital gain (loss) (Note 4)                           1               0
                                            ============    ============

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
  - from investment income from prior period                    0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 6,
  8 and 9).0.00%                                             5.00%           7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87            167
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%           100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7. During the year ended December 31, 1998, the Partnership established an allowance for loss on land and buildings of $280,907 for financial reporting purposes relating to two of the four Long John Silver's properties whose leases were rejected by the tenant. The tenant of these properties filed for bankruptcy and ceased payment of rents under the terms of the lease agreements. The loss represents the difference between the carrying value of the Properties at December 31, 1998 and the current estimated net realizable value for these Properties.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 9: Cash distributions for 1998 include an additional amount equal to 0.50% of invested capital which was earned in 1997 or prior years, but declared payable in the first quarter of 1998.

                                                 1997            1998
                                             ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                             82              65
  - from capital gain                                   0               0
  - from investment income from prior

      period                                            0              20
                                             ------------    ------------
Total distributions on GAAP basis (Note 5)             82              85
                                             ============    ============

  Source (on cash basis)
  - from sales                                          0               0
  - from refinancing                                    0               0
  - from operations                                    82              80
  - from investment income from prior period            0               5
                                             ------------    ------------

Total distributions on cash basis (Note 5)             82              85
                                             ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 6,
  8 and 9).0.00%                                     8.00%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                    249             334
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                100%            100%

                                    TABLE III
                     Operating Results of Prior Programs
                            CNL INCOME FUND XVI, LTD.

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390
Equity in earnings from joint venture                           0               0               0          19,668
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305
Provision for loss on building (Note 8)                         0               0               0               0
Interest income                                                 0          21,478         321,137          75,160
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0         189,864       2,139,382       3,239,830
                                                     ============    ============    ============    ============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint ventures                                0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Increase (decrease) in restricted cash                      0               0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0               0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              17              53              71
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============


                                                 1997            1998
                                             ------------    ------------

Gross revenue                                $  4,308,853    $  3,901,555
Equity in earnings from joint venture              73,507         132,002
Profit from sale of properties (Notes 4
  and 5)                                           41,148               0
Provision for loss on building (Note 8)                 0        (266,257)
Interest income                                    73,634          60,199
Less: Operating expenses                         (272,932)       (295,141)
      Interest expense                                  0               0
      Depreciation and amortization              (563,883)       (555,360)
                                             ------------    ------------

Net income - GAAP basis                         3,660,327       2,976,998
                                             ============    ============

Taxable income

  - from operations                             3,178,911       3,153,618
                                             ============    ============
  - from gain on sale (Notes 4 and 5)              64,912               0
                                             ============    ============

Cash generated from operations
  (Notes 2 and 3)                               3,780,424       3,623,694
Cash generated from sales (Notes 4 and 5)         610,384               0
Cash generated from refinancing                         0               0
                                             ------------    ------------
Cash generated from operations, sales
  and refinancing                               4,390,808       3,623,694
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                 (3,600,000)     (3,623,694)
    - from sale of properties                           0         (66,306)
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions                                   790,808         (66,306)
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           0               0
    General partners' capital contri-
      butions                                           0               0
    Syndication costs                                   0               0
    Acquisition of land and buildings             (23,501)         (3,545)
    Investment in direct financing
      leases                                      (29,257)        (28,403)
    Investment in joint ventures                        0        (744,058)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                      0               0
    Increase in other assets                            0               0
    Increase (decrease) in restricted cash       (610,384)        610,384
    Reimbursement from developer of
      construction costs                                0         161,648
    Other                                               0               0
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 127,666         (70,280)
                                             ============    ============

TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                    70              69
                                             ============    ============
  - from recapture                                      0               0
                                             ============    ============
Capital gain (loss) (Notes 4 and 5)                     1               0
                                             ============    ============

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              76
  - from prior period                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 7
  and 9)                                                     0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year  (period)  presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8: During the year ended December 31, 1998, the Partnership recorded a provision for loss on building of $266,257 for financial reporting purposes relating to a Long John Silver's property in Celina, Ohio. The tenant of this property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value for this Property.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

                                                 1997            1998
                                             ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)                               80              65
  - from investment income                              0               0
  - from capital gain
  - from investment income from
      prior period                                      0              17
                                             ------------    ------------
Total distributions on GAAP basis (Note 6)             80              82
                                             ============    ============

  Source (on cash basis)
  - from sales                                          0               0
  - from refinancing                                    0               0
  - from operations                                    80              81
  - from prior period                                   0               1
                                              -----------    ------------

Total distributions on cash basis (Note 6)             80              82
                                             ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 7
  and 9)                                             8.00%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                    202             284
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year  (period)  presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                         100%            100%

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    539,776    $  4,363,456    $ 15,516,102
Equity in earnings of joint venture                             0               0               0               0
Provision for loss on land and buildings
  (Note 12)                                                     0               0               0               0
Interest income                                                 0         119,355       1,843,228       3,941,831
Less: Operating expenses                                        0        (186,145)       (908,924)     (2,066,962)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (104,131)       (521,871)     (1,795,062)
      Minority interest in income of
        consolidated joint venture                              0             (76)        (29,927)        (31,453)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         368,779       4,745,962      15,564,456
                                                     ============    ============    ============    ============

Taxable income

  - from operations (Note 8)                                    0         379,935       4,894,262      15,727,311
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0         (41,115)
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 4 and 5)                                               0         498,459       5,482,540      17,076,214
Cash generated from sales (Note 7)                              0               0               0       6,289,236
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         498,459       5,482,540      23,365,450
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                                  0        (498,459)     (5,439,404)    (16,854,297)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
    - from return of capital (Note 10)                          0        (136,827)              0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0        (136,827)         43,136       6,511,153
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                              0      38,454,158     100,792,991     222,482,560
    Sale of common stock to CNL Fund
      Advisors, Inc.                                      200,000               0               0               0
    Retirement of shares of common stock
      (Note 13)                                                 0               0               0               0
    Contributions from minority interest                        0         200,000          97,419               0
    Distributions to holder of minority
      interest                                                  0               0         (39,121)        (34,020)
    Stock issuance costs                                      (19)     (3,680,704)     (8,486,188)    (19,542,862)
    Acquisition of land and buildings                           0     (18,835,969)    (36,104,148)   (143,542,667)
    Investment in direct financing
      leases                                                    0      (1,364,960)    (13,372,621)    (39,155,974)
    Proceeds from sale of equipment direct
      financing leases                                          0               0               0         962,274
    Investment in joint venture                                 0               0               0               0
    Purchase of other investments                               0               0               0               0
    Investment in mortgage notes
      receivable                                                0               0     (13,547,264)     (4,401,982)
    Collections on mortgage notes
      receivable                                                0               0         133,850         250,732
    Investment in equipment notes receivable                    0               0               0     (12,521,401)
    Collections on equipment notes receivable                   0               0               0               0
    Investment in certificate of deposit                        0               0               0      (2,000,000)
    Proceeds of borrowing on line of
      credit                                                    0               0       3,666,896      19,721,804
    Payment on line of credit                                   0               0        (145,080)    (20,784,577)
    Reimbursement of organization,
      acquisition, and deferred offering
      and stock issuance costs paid on
      behalf of CNL American Properties
      Fund, Inc. by related parties                      (199,036)     (2,500,056)       (939,798)     (2,857,352)
    Increase in intangibles and other assets                    0        (628,142)     (1,103,896)              0
    Other                                                       0               0         (54,533)         49,001
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             945      11,507,500      30,941,643       5,136,689
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)

  - from operations (Note 8)                                    0              20              61              67
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                    1998
                                                  (Note 3)
                                               --------------
Gross revenue                                    $ 33,202,491
Equity in earnings of joint venture                    16,018
Provision for loss on land and buildings
  (Note 12)                                          (611,534)
Interest income                                     8,984,546
Less: Operating expenses                           (5,354,859)
      Interest expense                                      0
      Depreciation and amortization                (4,054,098)
      Minority interest in income of
        consolidated joint venture                    (30,156)
                                                --------------
Net income - GAAP basis                            32,152,408
                                                ==============

Taxable income

  - from operations (Note 8)                       33,553,390
                                                ==============
  - from gain (loss) on sale                         (149,948)
                                                ==============

Cash generated from operations
  (Notes 4 and 5)                                  39,116,275
Cash generated from sales (Note 7)                  2,385,941
Cash generated from refinancing                             0
                                                 -------------
Cash generated from operations, sales
  and refinancing                                  41,502,216
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                    (39,116,275)
    - from sale of properties                               0
    - from cash flow from prior period               (265,053)
    - from return of capital (Note 10)                (67,821)
                                                  ------------
Cash generated (deficiency) after cash
  distributions                                     2,053,067
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                385,523,966
    Sale of common stock to CNL Fund
      Advisors, Inc.                                        0
    Retirement of shares of common stock
      (Note 13)                                      (639,528)
    Contributions from minority interest                    0
    Distributions to holder of minority
      interest                                        (34,073)
    Stock issuance costs                          (34,579,650)
    Acquisition of land and buildings            (200,101,667)
    Investment in direct financing
      leases                                      (47,115,435)
    Proceeds from sale of equipment direct
      financing leases                                      0
    Investment in joint venture                      (974,696)
    Purchase of other investments                 (16,083,055)
    Investment in mortgage notes
      receivable                                   (2,886,648)
    Collections on mortgage notes
      receivable                                      291,990
    Investment in equipment notes receivable       (7,837,750)
    Collections on equipment notes receivable       1,263,633
    Investment in certificate of deposit                    0
    Proceeds of borrowing on line of
      credit                                        7,692,040
    Payment on line of credit                          (8,039)
    Reimbursement of organization,
      acquisition, and deferred offering
      and stock issuance costs paid on
      behalf of CNL American Properties
      Fund, Inc. by related parties                (4,574,925)
    Increase in intangibles and other assets       (6,281,069)
    Other                                             (95,101)
                                                --------------
Cash generated (deficiency) after cash
  distributions and special items                  75,613,060
                                                ==============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)

  - from operations (Note 8)                               63
                                                ==============
  - from recapture                                          0
                                                ==============
Capital gain (loss)                                         0
                                                ==============

                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              19              59              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 10)                            0              14               8               6
                                                     ------------    ------------    ------------    ------------

Total distributions on GAAP basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              26              67              72
  - from cash flow from prior period                            0               0               0               0
  - from return of capital (Note 10)                            0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Note 6 and 9)               0.00%           5.34%           7.06%           7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              33             100             172

Amount (in percentage terms) remaining invested in
  program properties at the end of each year
  (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in
  program) (Note 7)                                            N/A            100%            100%            100%



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of December 31, 1998, APF had received subscriptions totalling approximately $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively, (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale) which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes. The company reinvested the proceeds from the sale of properties in additional properties.

Note 8:  Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 1998, 1997, 1996 and 1995, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

                                                         1998
                                                       (Note 3)
                                                    --------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     60
  - from capital gain                                           0
  - from investment income from
      prior period                                              0
  - from return of capital (Note 10)                           14
                                                    --------------
Total distributions on GAAP basis (Note 11)                    74
                                                    ==============
  Source (on cash basis)
  - from sales                                                  0
  - from refinancing                                            0
  - from operations                                            73
  - from cash flow from prior period                            1
  - from return of capital (Note 10)                            0
                                                    --------------
Total distributions on cash basis (Note 11)                    74
                                                    ==============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6 and 9)               7.62%
Total cumulative cash distributions per
  $1,000 investment from inception                            246

Amount (in percentage terms) remaining invested in
  program properties at the end of each year
  (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in
  program) (Note 7)                                           100%


Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market Properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the Properties at December 31, 1998 and the estimated net realizable value for these Properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations.
             During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock.

                                    TABLE III
                     Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.

                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,195,263    $  2,643,871    $  2,816,845
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834         100,918         140,595
Interest income                                            12,153         244,406          69,779          51,240
Less: Operating expenses                                   (3,493)       (169,536)       (181,865)       (182,681)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                          (309)       (179,208)       (387,292)       (369,209)
      Minority interest in income of
        consolidated joint venture                                              0         (41,854)        (62,632)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                     8,351       1,095,759       2,203,557       2,394,158
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                        12,153       1,114,964       2,058,601       2,114,039
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       2,495,114       2,520,919
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       2,495,114       2,520,919
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (2,177,584)     (2,400,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         317,530         120,919
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0         140,676         278,170               0
    Distribution to holder of minority
      interest                                                  0               0         (41,507)        (49,023)
    Syndication costs                                    (604,348)     (2,407,317)              0               0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,740,491)              0
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,130,497)              0
    Investment in joint ventures                                0        (201,501)     (1,135,681)       (124,452)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (25,444)              0
    Increase in other assets                             (221,282)              0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0         306,100
    Other                                                    (410)            410               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                       4,198,859         517,860      (3,477,920)        253,544
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                            36              37              69              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              73              79
  - from capital gain                                           0               0               0               0
  - from investment income from

      prior period                                              0               0               0               1
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              73              80
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             4              23              73              80
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 4)                      4              23              73              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Note 5)                     5.00%           5.50%          7.625%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27             100             180
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 6)                                        N/A              98%            100%             98%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996 and 1997 are reflected in the 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997 and 1998 are not included in the 1996, 1997 and 1998 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL Income Fund XVII, Ltd. received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. The partnership intends to reinvest the funds in additional properties.

                                    TABLE III
                       Operating Results of Prior Programs
                          CNL INCOME FUND XVIII, LTD.

                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $      1,373    $  1,291,416    $  2,956,349
Equity in earnings of joint venture                             0               0               0               0
Provision for loss on land (Note 5)                             0               0               0        (197,466)
Interest income                                                 0          30,241         161,826         141,408
Less: Operating expenses                                        0          (3,992)       (156,403)       (223,496)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0            (712)       (142,079)       (374,473)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0          26,910       1,154,760       2,302,322
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0          30,223       1,318,750       2,324,746
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0          27,146       1,361,756       2,831,738
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          27,146       1,361,756       2,831,738
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,138)       (855,957)     (2,468,400)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0          25,008         505,799         363,338
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0       8,498,815      25,723,944         854,241
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0               0               0               0
    Syndication costs                                           0        (845,657)     (2,450,214)       (161,142)
    Acquisition of land and buildings                           0      (1,533,446)    (18,581,999)     (3,134,046)
    Investment in direct financing leases                       0               0      (5,962,087)        (12,945)
    Investment in joint venture                                 0               0               0        (166,025)
    Increase in restricted cash                                 0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVIII, Ltd. by related parties                            0        (497,420)       (396,548)        (37,135)
    Increase in other assets                                    0        (276,848)              0               0
    Other                                                     (20)           (107)        (66,893)        (10,000)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             980       5,370,345      (1,227,998)     (2,303,714)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0               6              57              66
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               0              38              65
  - from capital gain                                           0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               6
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0               0              38              71
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               0              38              71
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 4)                      0               0              38              71
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment from
  inception                                                  0.00%           5.00%           5.75%           7.63%
Total cumulative cash distributions per
  $1,000 investment (Note 6)                                    0               0              38             109
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period) presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A              83%             95%             96%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996 and 1997 are reflected in the 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1997 and 1998 are not included in the 1997 and 1998 totals, respectively.

Note 5: During the year ended December 31, 1998, the partnership established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the current estimate of net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)           02/05/87  06/12/92 $1,169,021         0        0            0       $1,169,021
  Wendy's -
    Fairfield, CA (14)           07/01/87  10/03/94  1,018,490         0        0            0        1,018,490
  Wendy's -
    Casa Grande, AZ              12/10/86  08/19/97    795,700         0        0            0          795,700
  Wendy's -
    North Miami, FL (9)          02/18/86  08/21/97    473,713         0        0            0          473,713
  Popeye's -
    Kissimmee, FL (14)           12/31/86  04/30/98    661,300         0        0            0          661,300

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0          746,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0          261,628
  Golden Corral -
    Medina, OH (11)              11/18/87  11/30/94    825,000         0        0            0          825,000
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0        0            0          620,800
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0   42,000            0          665,882
  KFC -
    Jacksonville, FL             09/01/87  09/09/97    639,363         0        0            0          639,363
  Wendy's -
    Farmington Hills, MI (12)    05/18/87  10/09/97    833,031         0        0            0          833,031
  Wendy's -
    Farmington Hills, MI (13)    05/18/87  10/09/97  1,085,259         0        0            0        1,085,259
  Denny's -
    Plant City, FL               11/23/87  10/24/97    910,061         0        0            0          910,061
  Pizza Hut -
    Mathis, TX                   12/17/87  12/04/97    297,938         0        0            0          297,938
  KFC -
    Avon Park, FL                09/02/87  12/10/97    501,975         0        0            0          501,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)             06/02/88  01/10/97    496,418         0        0            0          496,418
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0        0            0        1,310,001
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0        0            0          673,159

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)                 0          $955,000      $955,000       $214,021
  Wendy's -
    Fairfield, CA (14)                 0           861,500       861,500        156,990
  Wendy's -
    Casa Grande, AZ                    0           667,255       667,255        128,445
  Wendy's -
    North Miami, FL (9)                0           385,000       385,000         88,713
  Popeye's -
    Kissimmee, FL (14)                 0           475,360       475,360        185,940

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                      0           642,800       642,800        104,000
  Pizza Hut -
    Graham, TX                         0           205,500       205,500         56,128
  Golden Corral -
    Medina, OH (11)                    0           743,000       743,000         82,000
  Denny's -
    Show Low, AZ (8)                   0           484,185       484,185        136,615
  KFC -
    Eagan, MN                          0           601,100       601,100         64,782
  KFC -
    Jacksonville, FL                   0           405,000       405,000        234,363
  Wendy's -
    Farmington Hills, MI (12)          0           679,000       679,000        154,031
  Wendy's -
    Farmington Hills, MI (13)          0           887,000       887,000        198,259
  Denny's -
    Plant City, FL                     0           820,717       820,717         89,344
  Pizza Hut -
    Mathis, TX                         0           202,100       202,100         95,838
  KFC -
    Avon Park, FL                      0           345,000       345,000        156,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)                   0           591,362       591,362        (94,944)
  Perkins -
    Bradenton, FL                      0         1,080,500      1,080,500       229,501
  Pizza Hut -
    Kissimmee, FL                      0           474,755       474,755        198,404

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0  685,000            0         942,981
  Wendy's -
    Mason City, IA               02/29/88  10/24/97    217,040         0        0            0         217,040
  Taco Bell -
    Fernandina Beach, FL (14)    04/09/88  01/15/98    721,655         0        0            0         721,655
  Denny's -
    Daytona Beach, FL (14)       07/12/88  01/23/98  1,008,976         0        0            0       1,008,976
  Wendy's -
    Punta Gorda, FL              02/03/88  02/20/98    665,973         0        0            0         665,973
  Po Folks -
    Hagerstown, MD               06/21/88  06/10/98    788,884         0        0            0         788,884
  Denny's -
   Hazard, KY                    02/01/88  12/23/98    432,625         0        0            0         432,625

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0         712,000
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0         518,650
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0       1,049,550
  Checkers -
    Douglasville, GA             12/08/94  11/07/97    380,695         0        0            0         380,695
  Taco Bell -
    Fort Myers, FL (14)          12/22/88  03/02/98    794,690         0        0            0         794,690
  Denny's -
    Union Township, OH (14)      11/01/88  03/31/98    674,135         0        0            0         674,135
  Perkins -
    Leesburg, FL                 01/11/89  07/09/98    529,288         0        0            0         529,288
  Taco Bell -
    Naples, FL                   12/22/88  09/03/98    533,127         0        0            0         533,127

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0       1,040,000
  Ponderosa -
    St. Cloud, FL (6) (14)       06/01/89  10/24/96     73,713         0 1,057,299           0       1,131,012
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0         960,741
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0         636,788
  KFC -
    Salem, NH                    05/31/89  09/22/97  1,272,137         0        0            0       1,272,137

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Burger King -
    Roswell, GA                       0            775,226       775,226        167,755
  Wendy's -
    Mason City, IA                    0            190,252       190,252         26,788
  Taco Bell -
    Fernandina Beach, FL (14)         0            559,570       559,570        162,085
  Denny's -
    Daytona Beach, FL (14)            0            918,777       918,777         90,799
  Wendy's -
    Punta Gorda, FL                   0            684,342       684,342        (18,369)
  Po Folks -
    Hagerstown, MD                    0          1,188,315      1,188,315      (399,431)
  Denny's -
   Hazard, KY                         0            647,622       647,622       (214,997)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                          0            616,501       616,501         95,499
  Burger King -
    Hastings, MI                      0            419,936       419,936         98,714
  Wendy's -
    Tampa, FL                         0            828,350       828,350        221,200
  Checkers -
    Douglasville, GA                  0            363,768       363,768         16,927
  Taco Bell -
    Fort Myers, FL (14)               0            597,998       597,998        196,692
  Denny's -
    Union Township, OH (14)           0            872,850       872,850       (198,715)
  Perkins -
    Leesburg, FL                      0            737,260       737,260       (207,972)
  Taco Bell -
    Naples, FL                        0            410,546       410,546        122,581

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)              0            986,418       986,418         53,582
  Ponderosa -
    St. Cloud, FL (6) (14)            0            996,769       996,769        134,243
  Franklin National Bank -
    Franklin, TN                      0          1,138,164      1,138,164      (177,423)
  Shoney's -
    Smyrna, TN                        0            554,200       554,200         82,588
  KFC -
    Salem, NH                         0          1,079,310      1,079,310       192,827

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
  Perkins -
    Port St. Lucie, FL           11/14/89  09/23/97  1,216,750         0        0            0       1,216,750
  Hardee's -
    Richmond, VA                 02/17/89  11/07/97    397,785         0        0            0         397,785
  Wendy's -
    Tampa, FL                    02/16/89  12/29/97    805,175         0        0            0         805,175
  Denny's -
    Port Orange, FL (14)         07/10/89  01/23/98  1,283,096         0        0            0       1,283,096
  Shoney's -
    Tyler, TX                    03/20/89  02/17/98    844,229         0        0            0         894,229

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0         791,211
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0         638,270
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0         899,503
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0         982,980
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0         349,200
  KFC -
    Whitehall Township, MI       02/26/90  07/09/97    629,888         0        0            0         629,888
  Perkins -
    Naples, FL                   12/26/89  07/09/97  1,487,725         0        0            0       1,487,725
  Burger King -
    Plattsmouth, NE              01/19/90  07/18/97    699,400         0        0            0         699,400
  Shoney's -
    Venice, FL                   08/03/89  09/17/97  1,206,696         0        0            0       1,206,696
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    510,653         0        0            0         510,653
  Denny's -
    Deland, FL                   03/22/90  01/23/98  1,236,971         0        0            0       1,236,971
  Wendy's -
    Liverpool, NY                12/08/89  02/09/98    145,221         0        0            0         145,221
  Perkin's -
    Melbourne, FL                02/03/90  02/12/98    552,910         0        0            0         552,910
  Hardee's
    Bellevue, NE                 05/03/90  06/05/98    900,000         0        0            0         900,000

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Perkins -
    Port St. Lucie, FL                0          1,203,207      1,203,207        13,543
  Hardee's -
    Richmond, VA                      0            695,464       695,464       (297,679)
  Wendy's -
    Tampa, FL                         0            657,800       657,800        147,375
  Denny's -
    Port Orange, FL (14)              0          1,021,000      1,021,000       262,096
  Shoney's -
    Tyler, TX                         0            770,300       770,300         73,929

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                    0            605,500       605,500        185,711
  Hardee's -
    Heber Springs, AR                 0            532,893       532,893        105,377
  Hardee's -
    Little Canada, MN                 0            821,692       821,692         77,811
  Jack in the Box -
    Dallas, TX                        0            964,437       964,437         18,543
  Denny's -
    Show Low, AZ (8)                  0            272,354       272,354         76,846
  KFC -
    Whitehall Township, MI            0            725,604       725,604        (95,716)
  Perkins -
    Naples, FL                        0          1,083,869      1,083,869       403,856
  Burger King -
    Plattsmouth, NE                   0            561,000       561,000        138,400
  Shoney's -
    Venice, FL                        0          1,032,435      1,032,435       174,261
  Jack in the Box -
    Yuma, AZ (10)                     0            448,082       448,082         62,571
  Denny's -
    Deland, FL                        0          1,000,000      1,000,000       236,971
  Wendy's -
    Liverpool, NY                     0            341,440       341,440       (196,219)
  Perkin's -
    Melbourne, FL                     0            692,850       692,850       (139,940)
  Hardee's
    Bellevue, NE                      0            899,512       899,512            488

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0          0            0        700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0          0            0        869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0   1,160,000           0      1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)    04/30/90  12/01/95          0         0    240,000            0        240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0          0            0      1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0          0            0        617,035
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0          0            0        223,590
  KFC -
    Dunnellon, FL                08/02/90  10/07/97    757,800         0          0            0        757,800
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    471,372         0          0            0        471,372

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0          0            0      1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)    09/28/90  12/01/95          0         0    240,000            0        240,000
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)    09/28/90  12/01/95          0         0    220,000            0        220,000
  Ponderosa -
    Orlando, FL (6) (14)         12/17/90  10/24/96          0         0   1,353,775           0      1,353,775

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)            05/31/91  12/12/96    918,445         0          0            0        918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0          0            0      1,053,571

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0          0            0      1,050,186
  Jack in the Box -
    Freemont, CA                 03/26/92  09/23/97  1,366,550         0          0            0      1,366,550

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                         0           560,202        560,202        139,798
  Hardee's -
    St. Paul, MN                       0           742,333        742,333        126,703
  Perkins -
    Florence, SC (3)                   0         1,084,905       1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          0           233,728        233,728          6,272
  Shoney's -
    Colorado Springs, CO               0           893,739        893,739        151,170
  Hardee's -
    Hartland, MI                       0           841,642        841,642       (224,607)
  Hardee's -
    Columbus, IN                       0           219,676        219,676          3,914
  KFC -
    Dunnellon, FL                      0           546,333        546,333        211,467
  Jack in the Box -
    Yuma, AZ (10)                      0           413,614        413,614         57,758

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                          0           949,199        949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          0           238,153        238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)          0           215,845        215,845          4,155
  Ponderosa -
    Orlando, FL (6) (14)               0         1,179,210       1,179,210       174,565

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)                  0           918,445        918,445              0
  Burger King -
    Alpharetta, GA                     0           713,866        713,866        339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                         0           987,679        987,679         62,507
  Jack in the Box -
    Freemont, CA                       0         1,102,766       1,102,766       263,784

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
  Jack in the Box -
    Sacramento, CA               12/19/91  01/20/98  1,234,175         0        0            0       1,234,175
  Pizza Hut -
    Billings, MT                 04/16/92  10/07/98    359,990         0        0            0         359,990

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0       1,044,750
  Burger King -
    Columbus, OH (19)            06/29/92  09/30/98    795,264         0        0            0         795,264
  Burger King -
    Nashua, NH                   06/29/92  10/07/98  1,630,296         0        0            0       1,630,296

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0       1,640,000
  Long John Silver's -
    Monroe, NC                   06/30/93  12/31/98    483,550         0        0            0         483,550

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0         286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0         550,000
  Denny's -
    Orlando, FL                  09/01/93  10/24/97    932,849         0        0            0         932,849

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0         339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0         356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0       1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0         747,058
  Hardee's -
    Madison, AL                  12/14/93  01/08/98    700,950         0        0            0         700,950
  Checkers -
    Richmond, VA (#548)          03/31/94  01/29/98    512,462         0        0            0         512,462
  Checkers -
    Riviera Beach, FL            03/31/94  04/14/98    360,000         0        0            0         360,000
  Checkers -
    Richmond, VA (#486)          03/31/94  07/27/98    397,985         0        0            0         397,985

==========================================================================================
                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                  ---------------------------------------     Excess
                                                  Total                    (deficiency)
                                                acquisition                 of property
                                               cost, capital               operating cash
                                   Original     improvements                receipts over
                                   mortgage     closing and                     cash
       Property                   financing    soft costs (1)      Total     expenditures
===========================================================================================
  Jack in the Box -
    Sacramento, CA                     0           969,423         969,423        264,752
  Pizza Hut -
    Billings, MT                       0           302,000         302,000         57,990

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                   0           818,850         818,850        225,900
  Burger King -
    Columbus, OH (19)                  0           795,264         795,264              0
  Burger King -
    Nashua, NH                         0         1,217,015        1,217,015       413,281

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                        0         1,636,643        1,636,643         3,357
  Long John Silver's -
    Monroe, NC                         0           239,788         239,788        243,762

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                        0           286,411         286,411              0
  Checkers -
    Richmond, VA                       0           413,288         413,288        136,712
  Denny's -
    Orlando, FL                        0           934,120         934,120         (1,271)

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                      0           339,031         339,031              0
  Checkers -
    Dallas, TX                         0           356,981         356,981              0
  TGI Friday's -
    Woodridge, NJ (7)                  0         1,510,245        1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                  0           672,746         672,746         74,312
  Hardee's -
    Madison, AL                        0           658,977         658,977         41,973
  Checkers -
    Richmond, VA (#548)                0           382,435         382,435        130,027
  Checkers -
    Riviera Beach, FL                  0           276,409         276,409         83,591
  Checkers -
    Richmond, VA (#486)                0           352,034         352,034         45,951

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0         263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0         259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0         288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0       1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0         747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0         775,000
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0         610,384
  Boston Market -
    Madison, TN (16)             05/05/95  05/08/98    774,851         0        0            0         774,851
  Boston Market -
    Chattanooga, TN (17)         05/05/95  06/16/98    713,386         0        0            0         713,386

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                07/24/96  06/16/98    857,487         0        0            0         857,487

CNL American Properties Fund, Inc.:
  TGI Friday's -
    Orange, CT                   10/30/95  05/08/97  1,312,799         0        0            0       1,312,799
  TGI Friday's -
    Hazlet, NJ                   07/15/96  05/08/97  1,324,109         0        0            0       1,324,109
  TGI Friday's -
    Marlboro, NJ                 08/01/96  05/08/97  1,372,075         0        0            0       1,372,075
  TGI Friday's -
    Hamden, CT                   08/26/96  05/08/97  1,245,100         0        0            0       1,245,100
  Boston Market -
    Southlake, TX                07/02/97  07/21/97  1,035,153         0        0            0       1,035,135
  Boston Market -
    Franklin, TN (20)            08/18/95  04/14/98    950,361         0        0            0         950,361
  Boston Market -
    Grand Island, NE (21)        09/19/95  04/14/98    837,656         0        0            0         837,656
  Burger King -
    Indian Head Park, IL         04/03/96  05/05/98    674,320         0        0            0         674,320

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                     0           263,221        263,221           0
  Checkers -
    Leavenworth, KS                   0           259,600        259,600           0
  Checkers -
    Knoxville, TN                     0           288,885        288,885           0
  TGI Friday's -
    Woodridge, NJ (7)                 0         1,510,245       1,510,245    243,288
  Wendy's -
    Woodridge, NJ (7)                 0           672,746        672,746      74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                      0           613,838        613,838     161,162
  Checker's -
    Oviedo, FL                        0           506,311        506,311     104,073
  Boston Market -
    Madison, TN (16)                  0           774,851        774,851           0
  Boston Market -
    Chattanooga, TN (17)              0           713,386        713,386           0

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                     0           857,487        857,487           0

CNL American Properties Fund, Inc
  TGI Friday's -
    Orange, CT                        0         1,310,980       1,310,980      1,819
  TGI Friday's -
    Hazlet, NJ                        0         1,294,237       1,294,237     29,872
  TGI Friday's -
    Marlboro, NJ                      0         1,324,288       1,324,288     47,787
  TGI Friday's -
    Hamden, CT                        0         1,203,136       1,203,136     41,964
  Boston Market -
    Southlake, TX                     0         1,035,135       1,035,135          0
  Boston Market -
    Franklin, TN (20)                 0           950,361        950,361           0
  Boston Market -
    Grand Island, NE (21)             0           837,656        837,656           0
  Burger King -
    Indian Head Park, IL              0           670,867        670,867       3,453

                                                       C-32

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
  Boston Market -
    Dubuque, IA (22)             10/04/95  05/08/98    969,159         0        0            0        969,159
  Boston Market -
    Merced, CA (23)              10/06/96  05/08/98    930,834         0        0            0        930,834
  Boston Market -
    Arvada, CO (24)              07/21/97  07/28/98  1,152,262         0        0            0      1,152,262

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------      Excess
                                                 Total                     (deficiency)
                                               acquisition                  of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Boston Market -
    Dubuque, IA (22)                 0             969,159       969,159          0
  Boston Market -
    Merced, CA (23)                  0             930,834       930,834          0
  Boston Market -
    Arvada, CO (24)                  0           1,152,262     1,152,262          0

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.
(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(21) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(22) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(23) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(24) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

                                   APPENDIX D
                              SUBSCRIPTION DOCUMENT



                 -----------------------------------------------
                 | THE SUBSCRIPTION DOCUMENT INCLUDED IN THIS | | APPENDIX D UPDATES AND REPLACES APPENDIX D | | TO THE ATTACHED PROSPECTUS, DATED SEPTEMBER |
                 | 18, 1998.                                   |
                 ----------------------------------------------

                                      CNL
                                  HEALTH CARE
                                PROPERTIES, INC.
--------------------------------------------------------------------------------




                   Up to 15,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keogh, and Qualified Plans
               (Minimum purchase may be higher in certain states)





================================================================================
PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
================================================================================





               Overnight Packages:                Regular Mail Packages:

            Attn:  Investor Services             Attn:  Investor  Services
              400 E. South Street                   Post Office Box 1033
             Orlando, Florida  32801            Orlando, Florida  32802-1033


                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (800) 522-3863

CNL HEALTH CARE PROPERTIES, INC.

--------------------------------------------------------------------------------

1.--------------- INVESTMENT ---------------------------------------------------

This subscription is in the amount of $ _____________ for the purchase of ______ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements). |_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)


2.--------------- SUBSCRIBER INFORMATION ---------------------------------------

Name (1st)                   |_| M |_| F   Date of Birth (MM/DD/YY)
          -----------------                                        -------------
Name (2nd)                   |_| M |_| F   Date of Birth (MM/DD/YY)
          -----------------                                        -------------
Address
       -------------------------------------------------------------------------
City                          State               Zip Code
    -------------------------      --------------          ---------------------

Custodian Account No.                     Daytime Phone # (    )
                     -------------------                   ----  ---------------

|_|  U.S. Citizen   |_|  Resident Alien   |_|  Foreign Resident   Country
                                                                         -------
|_|  Check if Subscriber is a U.S. citizen residing outside the U.S.

Income Tax Filing State
                        --------------------------------------------------------
ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary
                  (required)
                            ----------------------------------------------------

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number.

    Taxpayer ID#        -           Social Security #      -         -
                ------------------                   ------  --------  ---------

3. --------------- INVESTOR MAILING ADDRESS ------------------------------------

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name
    ----------------------------------------------------------------------------
Address
       -------------------------------------------------------------------------
City                               State                 Zip Code
     -----------------------------       ---------------          --------------
Daytime Phone #(         )
                 -------   ---------------------------

4. --------------- DIRECT DEPOSIT ADDRESS --------------------------------------

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company
       -------------------------------------------------------------------------
Address
       -------------------------------------------------------------------------
City                               State                Zip Code
    -----------------------------        ------------            ---------------
Account No.                                   Phone #(      )
            --------------------------------          ------  ------------------

5. --------------- FORM OF OWNERSHIP -------------------------------------------

(Select only one)
|_|INDIVIDUAL-one signature required (1)
|_|HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two
   signatures required (15)
|_|TENANTS IN COMMON-two signatures required (9)
|_|TENANTS BY THE ENTIRETY-two signatures required (31)
|_|S-CORPORATION (22)
|_|C-CORPORATION (5)
|_|IRA-custodian signature required (23)
|_|ROTH IRA-custodian signature required (36)
|_|SEP-custodian signature required (38)
|_|TAXABLE TRUST (7)
|_|TAX-EXEMPT TRUST (20)
|_|JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8) |_|A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34) |_|KEOGH (H.R.10) - trustee signature required (24)
|_|CUSTODIAN - custodian signature required (33)
|_|PARTNERSHIP (3)
|_|NON-PROFIT ORGANIZATION (12)
|_|PENSION PLAN - trustee signature(s) required (19)
|_|PROFIT SHARING PLAN - trustee signature(s) required (27)
|_|CUSTODIAN UGMA-STATE of _________ - custodian signature required (16) |_|CUSTODIAN UTMA-STATE of _________ - custodian signature required (42) |_|ESTATE - Personal Representative signature required (13)
|_|REVOCABLE GRANTOR TRUST - grantor signature required (25) |_|IRREVOCABLE TRUST - trustee signature required (21)

                                                CNL Health Care Properties, Inc.

6. -------------- SUBSCRIBER SIGNATURES ----------------------------------------

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X
  ---------------------------------------------       --------------------------
  Signature of 1st Subscriber                         Date

X
  ---------------------------------------------       --------------------------
  Signature of 2nd Subscriber                         Date

7. -------------- BROKER/DEALER INFORMATION ------------------------------------

Broker/Dealer NASD Firm Name
                            ----------------------------------------------------
Registered Representative
                         -------------------------------------------------------
Branch Mail Address
                   -------------------------------------------------------------
City                                   State            Zip Code
    ----------------------------------       ----------          ---------------

|_|  Please check if new address

Phone #(      )                Fax #(      )                |_|  Sold CNL before
        ------  -------------        ------  -------------
Shipping Address
                ----------------------------------------------------------------
City                                   State            Zip Code
    ----------------------------------      -----------          ---------------

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

        PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X
  --------------------------------  --------------   ---------------------------
  Principal, Branch Manager or      Date             Print or Type Name of
  Other Authorized Signature                         Person Signing

X
  --------------------------------  --------------   ---------------------------
  Registered Representative/        Date             Print or Type Name of
  Investment Advisor Signature                       Person Signing

--------------------------------------------------------------------------------

 Make check payable to :  SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.,
                          ESCROW AGENT

 Please remit check and          For overnight delivery, please send to:       For Office Use Only
 subscription document to:
                                 CNL SECURITIES CORP.

 CNL SECURITIES CORP.            Attn:  Investor Services                      Sub. #
 Attn:  Investor Services        400 E. South Street                                 -------------
 Post Office Box 1033            Orlando, FL  32801                            Admit Date
 Orlando, FL  32802-1033         (407)  650- 1000                                        ---------
 (800) 522-3863                  (800) 522-3863                                Amount
                                                                                     -------------
                                                                               Region
                                                                                     -------------
                                                                               RSVP#
                                                                                    --------------


--------------------------------------------------------------------------------

NOTICE TO ALL INVESTORS:

 (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

 (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

 (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.


The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.